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                                                                    Exhibit 3.15


                                     BY-LAWS

                                       OF

                        WINNER'S CHOICE TRUCK STOP, INC.

                                   ARTICLE I.

                                    OFFICERS
                                    --------

     Section l. The officers of WINNER'S CHOICE TRUCK STOP, INC., shall be a
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President and a Secretary-Treasurer.

     The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting. Officers may be members of the Board of Directors and vice-versa.

     The duties of the several officers shall be as follows:

     PRESIDENT: The President shall be the chief executive officer of the corporation; he/she shall preside at all meetings of the stockholders and directors; he/she shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect. He/she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He/she shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

     SECRETARY-TREASURER: He shall attend all meetings of the Corporation and of the Board of Directors, and keep minutes of the proceedings thereof. He/she shall give notice of all meetings of the corporation of the Board of Directors and of Committees. He/she shall further be charged with the performance

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of such services on behalf of the Corporation as may, from time to time, be determined by the Board of Directors.

     He shall attend all meetings of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors under whose supervision he shall be. He/she shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature. He/she shall be sworn to the faithful discharge of his/her duty.

     He shall have charge of all funds of the Corporation and of its disbursements under the direction of the Board of Directors. He/she shall keep a record of all monies received and paid out, making a report of same to the Board of Directors at each regular meeting thereof and whenever requested so to do.

     Section 2. The compensation of all officers shall be fixed by the Board of
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Directors.

     Section 3. The Board may appoint such other officers and agents as it shall
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deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4. The officers of the Corporation shall hold office until their
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successors are chosen and qualify in their

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stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

     Section 5. In the case of the absence of any officer of the corporation, or
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for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board concurs therein.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

     Section 1. The Board of Directors shall be composed of shareholders and/or
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officers of the corporation who shall be elected annually as provided in the
Charter.

     Section 2. The Board of Directors shall be charged with the management of
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all of the affairs of the corporation, subject to the provisions of its charter and by-laws.

     Section 3. For the purposes of transacting the business of this corporation
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during the intervals between the meetings of the Board of Directors, the
President and Secretary-Treasurer shall constitute the Executive Committee with full authority to act.

     Section 4. Regular meetings of the Board of Directors shall be held at such
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time and place as the directors may determine.

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Special meetings of the Board may be called by the President on seven (7) days'
notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary-Treasurer in like manner and on like notice on the written request of one director.

     Section 5. Two (2) directors shall constitute a quorum of the Board.
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     Section 6. In addition to the powers and authorities by these by-laws
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expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 7. Indemnity. The corporation shall indemnify and hold harmless
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each director and officer now or hereafter serving the corporation from and against any and all claims and liabilities to which he may be or become subject by reason of his now or hereafter being or having heretofore been a director or officer of the corporation and/or by reason of his alleged acts or omissions as such director or officer, whether or not he continues to be such officer or director at the time when any such claim or liability is asserted, and shall reimburse each such director and officer for all legal and other expenses reasonably incurred by him in connection with defending any or all such claims or liabilities, including amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors,

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whether or not he continues to be such director or officer at the time such expenses are incurred; provided, however, that no director or officer shall be indemnified against any claim or liability arising out of his own negligence or willful misconduct or shall be indemnified against or reimbursed for any expenses incurred in defending any or all such claims or liability or in settling the same unless in the judgment of the directors of the corporation the director or officer against whom such claim or liability is asserted has not been guilty of negligence or willful misconduct. The foregoing right of indemnification shall be exclusive of other rights to which any director or officer may be entitled as a matter of law.

                                  ARTICLE III.

                                   COMMITTEES

     Section 1. The President may appoint such committees as he deems necessary,
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subject to the approval of the Board of Directors. Whenever the Board of
Directors is not in session, the committees appointed by the President may act subject to ratification at the next meeting of the Board of Directors, at which the appointments made by the President may be either approved or disapproved.

     Section 2. The chairman of each committee shall make a written report to
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the Board of Directors whenever requested by the Board.

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                                   ARTICLE IV.

                             STOCKHOLDERS' MEETINGS

     Section 1. The annual meeting of the corporation shall be held as provided
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in the charter.

     Section 2. Special meetings of the corporation may be called at any time by
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the President, or on the request, in writing to the President, of a majority of the Board of Directors.

     Section 3. Immediately following the adjournment of the annual meeting of
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the corporation, the newly-elected directors shall hold a meeting for the purpose of organization, and the transaction of any other business.

     Section 4. Not less than seven (7) days prior to any meeting of the
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corporation, a notice of such meeting shall be mailed to each shareholder at his last known post office address. The notice for any special meeting shall state the purpose of the meeting. All meetings of the corporation, may, however, be called without notice, by written waiver of the right to such notice, by each person entitled thereto.

     Section 5. At any meeting of the stockholders every stockholder having the
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right to vote shall be entitled to vote in person, or by proxy appointed by any instrument in writing subscribed by such stockholder and witnessed by one witness. Each stockholder shall have one (1) vote for each share of stock having voting power, registered in his name on the books of the corporation, except where the transfer books of the corporation

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shall have been closed or a date shall have been fixed as a date of record for the determination of its stockholders entitled to vote.

     Section 6. Written notice of the annual meeting shall be mailed to each
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stockholder entitled to vote thereat at such address as appears on the stock book of the corporation, at least seven (7) days prior to the meeting.

     Section 7. A complete list of the stockholders entitled to vote at the
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ensuing election, arranged in alphabetical order, with the address of each, and the number of voting shares held by shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten (10) days before every election, and shall at all times, during the usual hours of business, and during the whole time of said election, be open to the examination of any stockholder.

     Section 8. Special meetings of the stockholders, for any purpose or
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purposes, unless otherwise prescribed by statute, may be called by the President and shall be called by the President or Vice-President/Secretary-Treasurer at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 9. Business transaction at all special meetings shall be confined
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to the objects stated in the call.

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     Section 10. Written notice of a special meeting of stockholders, stating
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the time and place and object thereof shall be mailed, postage prepaid, at least seven (7) days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

                                   ARTICLE V.

                             CERTIFICATES OF STOCK

     The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President and the Secretary-Treasurer.

                                   ARTICLE VI.

                             REGISTERED STOCKHOLDERS

     The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of Louisiana.

                                  ARTICLE VII.

                               LOSS OF CERTIFICATE

     Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact,

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and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative, to give the corporation a bond, in such sum as the Board of Directors of the corporation may require to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

                                  ARTICLE VIII.

                                     CHECKS

     All checks, drafts and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE IX.

                       SALES AND OTHER TRANSFERS OF STOCK

     Section 1. No stock in this corporation shall be transferred to any person
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not already a shareholder of this corporation unless the stock shall have been first offered for Sale to the corporation, and, if the corporation shall fail or refuse to accept the offer, each of the other stockholders of this corporation. The offeree shall have an option to purchasethe stock to be transferred at the following price: At the same price and on the same terms and conditions as the offeror shall have been offered by a third person at arm's length, acting in

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good faith. The offer shall be in writing and shall set forth the price and terms on which the stock is offered. It shall be sent by registered mail to the President and Secretary of the corporation and to each stockholder at the address listed on the corporation and to each stockholder at the address listed on the corporation books. The right to transfer stock shall not exist until the corporation and all existing stockholders either refuse in writing the offer so made, or waive the requirement of an offer in writing, or until they fail for a period of thirty (30) days after receipt of the written offer to accept it by compliance with the terms therein set forth. Regulations as to the formalities and procedures to be followed in effecting the transfer may be prescribed in the by-laws of the corporation.

     Section 2. Should the corporation be unable or unwilling for any reason to
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exercise its option as granted above, the option may be exercised by such stockholders as desire to exercise it, in the proportions in which these stockholders hold stock in the corporation.

     Section 3. After the expiration of the option period, no transfer at a
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price less than has been offered to the corporation and the other stockholders, or on terms or conditions varying from those stated in the letter notifying the corporation and the stockholders of a proposal to transfer, shall be valid until the right shall have been offered to the corporation and the stockholders to purchase the stock proposed to be transferred at the precise price and on the precise terms and conditions which

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were offered to or by the stockholder who proposes to transfer his stock.

     Section 4. The stockholders in this corporation may make arrangements,
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either in by-laws or by a shareholder agreement, among themselves relative to the purchase, among themselves, of the stock of this corporation in the event of the death, insanity, retirement, or disability of any stockholder, or in the event of a transfer of his stock by donation to the stockholder's spouse and linear descendants. A copy of any such agreement shall be filed with the Secretary or Secretary-Treasurer of this corporation, and the provisions of any such agreement shall be binding upon the persons who are parties to it and their respective heirs, administrators, legatees, executors, and assigns.

     Section 5. Except as to a transfer on death or a gift of the stock of a
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stockholder to his spouse or linear descendants (which shall be controlled, if at all, by the by-laws or by a shareholder stock agreement), no sale, mortgage, pledge, conveyance, transfer, seizure, donation, sale under legal process or attachment or by virtue of any pledge of hypothecation, and no other disposal of stock of any nature whatsoever shall have any effect as related to the corporation or its stockholders, nor shall it be valid in any fashion until the option period above shall have expired.

     Section 6. The corporation may waive its option to purchase by majority
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vote of the Board of Directors. Any shareholder may

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waive the option to purchase prior to or at the time of any specific offer of stock, or for any and all offers, by executing a written waiver in form specified by and acceptable to the corporation.

                                   ARTICLE XI.

                                   AMENDMENTS

     These by-laws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders called for that purpose, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board called for that purpose; provided however, that no change of the time or place for the election of directors shall be made within sixty days preceding the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address, at least 20 days before the election is held.

     Dated: May 10, 1993.


                                                 /s/ ANTHONY J. PALERMO
                                                 -------------------------------
                                                 ANTHONY J. PALERMO, SR.


                                                 /s/ JOSEPH R. PALERMO
                                                 -------------------------------
                                                 JOSEPH R. PALERMO, JR.


                                                 /s/ JAMES P. KOEHLER
                                                 -------------------------------
                                                 JAMES P. KOEHLER